Exhibit 99.1

SUBSCRIPTION AGREEMENT KOPJAGGERS, INC. SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to KOPJAGGERS, INC .hereby subscribes for the purchase of the number of Restricted Common Shares indicated below of KOPJEGGERS, INC.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.	INVESTMENT:	(1)	Number of Shares ___________________________

		(2)	Total Contribution $__________

Date of Investor’s check ___________

B.	REGISTRATION:

		(3)	Registered owner: __________________________

Co-Owner: __________________________________

		(4)	Mailing address: ___________________________

City, State & zip: _________________________

		(5)	Residence Address (if different from above):

============================================

		(6)	Birth Date: ______/______/______

		(7)	Employee or Affiliate: Yes ______ No ______

		(8)	Social Security: #: ______/______/______

U.S. Citizen o Other o

Co-Owner Social Security:

#: ______/______/______

U.S. Citizen o Other o

Corporate or Custodial:

Taxpayer ID #: ______/______/______

U.S. Citizen o Other o

		(9)	Telephone (H) ( ) ______________________

C.	OWNERSHIP	o	Individual Ownership	o	IRA or Keogh

		o	Joint Tenants with Rights of Survivorship

		o	Trust/Date Trust Established____________

		o	Pension/Trust (S.E.P.)

		o	Tenants in Common	o	Tenants by the Entirety

		o	Corporate Ownership	o	Partnership

		o	Other_____________________

D.	SIGNATURES

Registered Owner: _____________________________

Co-Owner: _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________

MAIL TO:

Kopjaggers, Inc. 28325 Utica Road,Roseville, MI 48066

Telephone: 586-552-4412

____________________________________________________________________

FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber’s Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________